UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

(March 31, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard

Reston, VA 20191

(Address of principal executive offices, including zip code)

(703) 390-2700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including statements regarding our capital needs, business strategy, expectations and intentions. Statements that use the terms “believe,” “do not believe,” “anticipate,” “expect,” “plan,” “estimate,” “intend” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events. Because our business is subject to numerous risks, uncertainties and other factors, our actual results could differ materially from those anticipated in the forward-looking statements. Actual results may differ from the forward looking statements in this report, and the differences could be substantial. We disclaim any obligation to publicly update these statements, or disclose any difference between our actual results and those reflected in these statements.

Item 1.01 Entry into a Material Definitive Agreement(s)

As previously reported, Skyterra LP (“SkyTerra,” formerly named Mobile Satellite Ventures LP) had entered into agreements with each of Hughes Network Systems, LLC (“Hughes”) with respect to a satellite base transceiver subsystem (S-BTS) based on the GMR1-3G technology (the “Hughes S-BTS Agreement”) and a technology development agreement with Qualcomm Incorporated for the development of the GMSA satellite air-interface to be included in certain of its device chipsets (“Chipsets”), based on Qualcomm's EV-DO standard (the “Qualcomm Agreement”).

On March 31, 2009 SkyTerra entered into a series of agreements with three vendors to substantially complete two different S-BSS-Chipset system architectures for deployment in connection with its next generation satellite system. First, on such date, in connection with the Qualcomm Chipset development, SkyTerra entered into an agreement with Alcatel-Lucent USA Inc. to develop, test, and provide a production satellite base station subsystem (S-BSS) and to supply such S-BSS commercial products under separate agreement (the “Alcatel-Lucent Agreement”). This S-BSS ground infrastructure will be designed to work with chipsets produced under the Qualcomm Agreement. The combination of the S-BSS and the Qualcomm chipset will form a full communication path and enable communications with a satellite system. The Agreement also contemplates that other operators (together with SkyTerra, each an “Operator”) may enter into the Agreement with Alcatel-Lucent or purchase S-BSS product following successful completion of the S-BSS development with each participating Operator sharing in the non-recurring expenses incurred in connection with the Alcatel-Lucent Agreement which sharing may be in the form or rebates or other similar purchase price offsets. To date, TerreStar Networks, Inc. (“TerreStar”) has joined as an Operator under the Alcatel-Lucent Agreement. Based on the continued participation of the current Operators, the nominal cost to SkyTerra of its portion of the development and software costs, and initial expected product and deployment costs, incurred under the Alcatel-Lucent Agreement is approximately $27 million.

Separately, on March 31, 2009, SkyTerra entered into an agreement with Infineon Technologies AG, “Infineon”, for the design and development of a multi-standard mobile platform based on Infineon’s innovative software-defined-radio (“SDR”) technology which would be compatible with the Hughes S-BTS system (the “Infineon Agreement”). This SDR chipset technology will enable satellite-terrestrial handsets to operate with multiple cellular and satellite-based communications technologies including GSM, GPRS, EDGE, WCDMA, HSDPA, HSUPA and GMR-2G/3G. The Infineon Agreement also contemplates that up to two other Operators may enter into the Infineon Agreement without any impact to the total contract price, provided the scope and functionality are not changed, and bearing their proportionate share of costs of the total contract price. TerreStar has jointly entered into the Infineon Agreement with SkyTerra, such that four Operators in total could be involved. Based on the continued participation of the current Operators, the nominal cost to SkyTerra of its portion of the development and software costs incurred under the Infineon Agreement is approximately $22.5 million.

Finally, in conjunction with the Infineon Agreement, on March 31, 2009, SkyTerra entered into an additional agreement with Hughes for additional software development work (the “GMR1-3G Software Components Agreement’) that will, with the existing Hughes S-BTS Agreement, allow Hughes to deliver the full S-BSS development required with respect to the GMR1-3G air interface to be included in connection with the Infineon SDR technology. To date, TerreStar has entered into this GMR1-3G Software Components Agreement with Hughes and SkyTerra with respect to the additional development effort. Based on the continued participation of the current Operators, the nominal cost to SkyTerra of its portion of the development and software costs incurred under the Agreement is approximately $8.5 million.

Both the Infineon Agreement and the GMR1-3G Software components Agreement contain provisions for the recovery of the nominal contract costs through royalties and discounts, such that more than half of the nominal costs to be incurred by SkyTerra may be subject to later reimbursement.

For each of the Agreements as set forth above, the termination by one Operator of its agreement does not affect the agreement of any other Operator, provided that the remaining Operator(s) assume the unpaid non-recurring expenses. In the event of the termination by one or more of the Operator(s), the remaining Operator(s) can elect to terminate the Agreement. Further, in the event that any additional Operator participates in any of these Agreements, the total non-recurring expenses there under will be pro-rated among the participating Operators and in some instances a premium might also be paid for late entry. SkyTerra may, in its sole discretion, determine its continued participation based on and following the termination of other Operators of the various Agreements.

SkyTerra’s costs under these Agreements are not expected to exceed $13 million during the remainder of 2009. Each of these technology Agreements has been previously contemplated as part of SkyTerra’s strategic and capital requirements planning. As such, entering into these Agreements as currently contemplated do not alter SkyTerra’s previously expected liquidity and future capital requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 31, 2009	By:	/s/ Randy Segal
Name: Randy Segal
Title: Senior Vice President, General Counsel and Secretary